Exhibit 99.1

Codexis Reports Third Quarter 2012 Results

— Conference call today at 4:30 pm ET —

REDWOOD CITY, Calif. – November 7, 2012 – Codexis, Inc. (NASDAQ: CDXS), a developer of world- leading enzymes and processes for the production of pharmaceuticals, biofuels and bio-based chemicals, today announced financial results for the third quarter ended September 30, 2012.

“As promised, Codexis went about the hard, but crucial work this quarter of strategically realigning the company for its forward growth strategy following the loss of Shell funding,” said John Nicols, President and CEO of Codexis. “In parallel, we are encouraged by solid developments in our pharma business having recently finalized a new, more profitable business arrangement with our manufacturing partner, Arch Pharmalabs. We are also developing early prospects for commercialization partners for our CodeXyme™ cellulase enzymes, which produce cellulosic sugars,” Nicols added.

Third Quarter Financial Highlights:

Revenues for the third quarter of 2012 were $26.3 million, a 21% decrease from $33.3 million in the third quarter of 2011. Product revenue in the third quarter of 2012 was $7.1 million, a 41% decrease from $12.2 million in the prior year quarter and a 5% sequential increase from $6.8 million in the second quarter of 2012. Product gross margin in the third quarter was 10%, compared to 18% in the prior year quarter due to a higher percentage of generic products sales and lower on patent sales in the third quarter of 2012. Collaborative research and development revenue of $18.6 million decreased 3% from $19.2 million in the third quarter of 2011.

Research and development expenses in the third quarter of 2012 were $14.2 million, a decrease of 15% from $16.8 million for the third quarter of 2011. The decrease was primarily due to headcount reductions for the development of CodeXol™ detergent alcohol.

Selling, general and administrative expenses in the third quarter of 2012 were $7.9 million, a decrease of 11% compared to $8.9 million in the same period of 2011. The decrease was primarily due to reductions in headcount and other discretionary expenses during the third quarter of 2012.

Net loss was $2.3 million, or a loss of $0.06 per share, based on 37.1 million weighted average common shares outstanding in the third quarter of 2012. This compares to a net loss of $2.7 million, or a loss of $0.08 per share during the third quarter of 2011.

On a non-GAAP basis, Adjusted EBITDA was income of $3.2 million in the third quarter of 2012 compared to income of $2.6 million for the third quarter of 2011. Adjusted EBITDA is calculated by adjusting net loss for net interest income, income taxes, depreciation, amortization, impairment of marketable securities and stock-based compensation. A reconciliation of net loss to Adjusted EBITDA is presented below.

Cash, cash equivalents, and marketable securities at September 30, 2012 were $53.9 million.

Page | 1

Outlook

Codexis’ statements with regard to its outlook are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full year 2012, Codexis expects a decline in total revenues relative to its full year 2011 total revenues of $124 million and Adjusted EBITDA to be negative. The Company anticipates its year-end cash, cash equivalents, and marketable securities, to be approximately $45 million.

Conference Call

Codexis will hold a conference call on Wednesday, November 7, 2012, at 4:30 p.m. Eastern Time. The conference call dial-in numbers are US: 866-788-0541 or International: 857-350-1679, access code 54501345. A live webcast of the call will also be available from the Investors section of www.codexis.com. A recording of the call will be available by calling US: 888-286-8010 or International: 617-801-6888, access code 65902545 beginning approximately two hours after the call, and will be available for up to seven days. A webcast replay will also be available from the Investors section of www.codexis.com approximately two hours after the call, and will be available for up to 30 days.

About Codexis, Inc.

Codexis, Inc. is a developer of world-leading enzymes and processes for the production of pharmaceuticals, biofuels and bio-based chemicals. Codexis’ product lines include CodeXyme™ cellulase enzymes and CodeXol™ detergent alcohol. Partners and customers include global leaders such as Merck, Pfizer and Arch Pharmalabs. For more information, see www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to Codexis’ forecast for 2012 revenue, Adjusted EBITDA and year-end cash. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include Codexis’ need for substantial additional capital in the future in order to expand its business, Codexis’ dependence on its collaborators, Codexis’ dependence on a limited number of products and customers in its pharmaceutical business; Codexis’ ability to secure third-party funding for its advanced biofuels program; the success of Codexis’ recent cost saving measures, including its recent reduction in force; and various challenges to the feasibility of the production and commercialization of biofuels and bio-based chemicals derived from cellulose and Codexis’ limited experience manufacturing and selling cellulase enzymes. Additional factors that could materially affect actual results can be found in Codexis’ Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 7, 2012, including under the caption “Risk Factors.” Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Page | 2

Codexis, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In Thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Revenues:
Product	7,140	12,199	29,090	33,528
Collaborative research and development	18,569	19,201	49,049	54,073
Government awards	632	1,882	2,247	2,771

Total revenues	$26,341	$33,282	$80,386	$90,372

Costs and operating expenses:
Cost of product revenues	6,397	9,958	24,868	28,713
Research and development	14,191	16,786	46,190	45,502
Selling, general and administrative	7,909	8,871	24,093	27,160

			.
Total costs and operating expenses	$28,497	$35,615	$95,151	$101,375

Loss from operations	(2,156)	(2,333)	(14,765)	(11,003)
Interest income	61	76	210	195
Other expenses	(45)	(411)	(320)	(378)

Loss before provision for income taxes	(2,140)	(2,668)	(14,875)	(11,186)
Provision for income taxes	169	74	443	68

Net loss	$(2,309)	$(2,742)	$(15,318)	$(11,254)

Net loss per share of common stock, basic and diluted	$(0.06)	$(0.08)	$(0.42)	$(0.32)

Weighted average common shares used in computing net loss per share of common stock, basic and diluted	37,116	35,919	36,494	35,576

Page | 3

Codexis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$25,573	$25,762
Marketable securities	24,780	27,720
Accounts receivable, net	16,527	18,917
Inventories	2,760	4,488
Prepaid expenses and other current assets	5,169	2,345

Total current assets	74,809	79,232
Restricted cash	1,511	1,511
Non-current marketable securities	3,578	10,348
Property and equipment, net	19,892	24,176
Intangible assets, net	13,777	16,442
Goodwill	3,241	3,241
Other non-current assets	2,228	972

Total assets	$119,036	$135,922

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,287	$10,364
Accrued compensation	4,708	6,785
Other accrued liabilities	7,419	7,354
Deferred revenues	2,286	3,789

Total current liabilities	20,700	28,292
Deferred revenues, net of current portion	1,346	1,485
Other long-term liabilities	3,994	3,455

Total liabilities	26,040	33,232
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	293,163	287,792
Accumulated other comprehensive loss	(154)	(407)
Accumulated deficit	(200,017)	(184,699)

Total stockholders’ equity	92,996	102,690

Total liabilities and stockholders’ equity	$119,036	$135,922

Page | 4

Reconciliation of GAAP to Non-GAAP Financial Information

In this press release, in addition to GAAP financial results, we present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA to evaluate the effectiveness of our business strategies.

A reconciliation of GAAP net loss to Adjusted EBITDA is included in the table below.

(Unaudited)

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Calculation of Adjusted EBITDA	2012	2011	2012	2011
Net loss	$(2,309)	$(2,742)	$(15,318)	$(11,254)
Adjustments:
Minus: Interest income	(61)	(76)	(210)	(195)
Plus: Income taxes	169	74	443	68
Plus: Depreciation and amortization	3,137	2,846	9,487	8,465
Plus: Stock-based compensation	1,466	2,536	4,475	7,393
Plus: Impairment of marketable securities	753		753

Adjusted EBITDA	$3,155	$2,638	$(370)	$4,477

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•

Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

Codexis, Inc.

200 Penobscot Drive

Redwood City, CA 94063

Tel: 650-421-8100

www.codexis.com

Contacts

Investors: 212-362-1200, ir@codexis.com

Media: Kelly McAlearney, 415-503-4073, media@codexis.com

Page | 5